Rocket Companies Announces Third Quarter 2024 Results

•Generated Q3'24 total revenue of $647 million and adjusted revenue of $1.323 billion. Adjusted revenue exceeded the high end of our guidance range
•Reported Q3'24 GAAP net loss of $481 million, or $0.19 GAAP diluted loss per share and adjusted net income of $166 million, or $0.08 adjusted diluted earnings per share
•Delivered Q3'24 adjusted EBITDA of $286 million, the highest in two years

DETROIT, November 12, 2024 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate and personal finance businesses, today announced results for the third quarter ended September 30, 2024.

“We delivered strong third-quarter results, expanding purchase and refinance market share, and increasing adjusted revenue by 32% year-over-year. Our adjusted EBITDA was the highest in two years,” said Varun Krishna, CEO and Director of Rocket Companies. “These achievements highlight the strength and resilience of the Rocket Superstack—our competitive advantage that combines our ecosystem, experience, technology and brand. We've demonstrated that whatever the market brings, we will drive a bright future in helping more Americans achieve the dream of homeownership.”

Third Quarter 2024 Financial Summary 1

ROCKET COMPANIES
($ in millions, except per share amounts)

	Q3-24	Q3-23	YTD 24	YTD 23
	(Unaudited)		(Unaudited)
Total revenue, net	$647	$1,203	$3,331	$3,105
Total expenses	$1,144	$1,086	$3,338	$3,265
GAAP net (loss) income	$(481)	$115	$(13)	$(157)

Adjusted revenue	$1,323	$1,002	$3,714	$2,886
Adjusted net income (loss)	$166	$7	$371	$(137)
Adjusted EBITDA	$286	$73	$685	$12

GAAP diluted (loss) earnings per share	$(0.19)	$0.04	$(0.03)	$(0.06)
Adjusted diluted earnings (loss) per share	$0.08	$0.00	$0.19	$(0.07)

($ in millions)

	Q3-24	Q3-23	YTD 24	YTD 23
Select Metrics	(Unaudited)		(Unaudited)
Closed loan origination volume	$28,496	$22,191	$73,363	$61,451
Gain on sale margin	2.78%	2.76%	2.94%	2.61%
Net rate lock volume	$29,835	$20,815	$77,247	$62,594

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

Financial Highlights

•Generated total revenue, net of $647 million and GAAP net loss of $481 million, or $0.19 loss per diluted share. Generated total adjusted revenue of $1.3 billion and adjusted net income of $166 million, or adjusted earnings of $0.08 per diluted share.

•Rocket Mortgage generated $29.8 billion in net rate lock volume, a 43% increase over the same period of the prior year.

•Rocket Mortgage generated $28.5 billion in closed loan origination volume, a 28% increase over the same period of the prior year.

•Gain on sale margin was 2.78%, an increase of 2 bps over the same period of the prior year.

•Total liquidity was $8.3 billion, as of September 30, 2024, which includes $1.2 billion of cash on the balance sheet, $1.8 billion of corporate cash used to self-fund loan originations, $3.3 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.

•Servicing portfolio unpaid principal balance, which includes subserviced loans, was $546.1 billion or 2.6 million loans serviced as of September 30, 2024. The portfolio generates approximately $1.5 billion of recurring servicing fee income on an annualized basis.

•In the quarter, we acquired mortgage servicing right ("MSR") portfolios totaling $311 million, adding $22.4 billion in unpaid principal balance with a weighted average coupon above our current portfolio, presenting a strong refinance opportunity as rates decline. From January to October 2024, through bulk acquisitions and subservicing, we have acquired or committed to add over $70 billion in unpaid principal balance to our serviced portfolio—a 15% increase from the 2023 year-end balance. This adds 220,000 new clients to our portfolio, representing prime candidates for future purchases, home equity loans, and refinances.

Company Highlights

•Both purchase and refinance market share expanded year-over-year, driven by numerous optimizations in our processes, teams, marketing, and technology capabilities.

•In October, Rocket Mortgage announced a subservicing agreement with Annaly Capital Management, Inc., a leading residential mortgage real estate investment trust. Under this agreement, Rocket Mortgage will manage servicing and recapture activities for a portion of Annaly's mortgage servicing rights, with servicing set to begin as early as December 2024.

•In November, Fitch Ratings upgraded Rocket Mortgage to ‘BBB-’, making it the first non-bank mortgage company to achieve an investment-grade rating from one of the "big three" credit rating agencies in nearly two decades. This milestone underscores Rocket Mortgage's financial strength, stability, and commitment to disciplined capital management.

•Our home equity loan volume grew 78% year-over-year, reinforcing Rocket Mortgage as the largest originator of closed end second mortgages in the country. Our home equity loan product offers an attractive solution to tap into home equity without impacting the lower rate on a client's first lien mortgage.

•In August, we introduced the Welcome Home Rate Break, a key addition to our affordable product lineup, accessible through our bankers and wholesale partners. Paired with our ONE+ down payment program, this promotion reduces mortgage rates by 2 percentage points in the first year and 1 percentage point in the second, delivering meaningful relief for homebuyers. Since launch, we've seen ‘Welcome Home Rate Break’ drive a 21% increase in usage of our affordable product suite.

•Our generative and live chat is now fully integrated across digital platforms, supporting purchase, refinance, and servicing. Chat usage has accelerated, with interactions more than doubling quarter-over-quarter. Chat offers multiple benefits to our clients and our business: chat delivers personalized client interactions at scale with 24/7 availability and higher engagement. It also drives operational efficiency, allowing bankers to handle multiple sessions simultaneously. The conversion impact is substantial: chat users convert from first interaction to credit pull at three times the rate of non-users.

•Rocket Logic Synopsis, our tool for analyzing client interactions—including sentiment and call purpose—now covers all inbound calls. By the end of October, Rocket Logic Synopsis was supporting 1 million calls per week. This tool provides valuable insights that enhance our velocity, accuracy, personalization, and conversion rates at scale.

•In July, we launched Navigator, our internal AI platform that empowers our team members to analyze and innovate without the need for additional support from data analysts or engineers. Through an easy conversational AI interface, this platform enables our team members to create no-code apps, experiment securely with AI, summarize documents, analyze sentiment, role-play scenarios, and build custom Retrieval Augmented Generation (RAG) apps for collaboration. In just a few months, our team members have logged more than 52,000 large language model (LLM) interactions.

•Powered by our technology, we swiftly supported clients during the recent Southeast hurricanes. Nearly 70% of affected servicing clients received immediate help with credit suppression, late fee waivers, and forbearance through self-service digital properties, including our website, AI chat, and interactive voice response (IVR). Meanwhile, automation reduced collateral underwriting review times by 75%, allowing us to support our origination clients through a threefold surge in Disaster Inspection Reports—all without disruption.

•In July, Rocket Mortgage announced a new partnership with leading financial services provider Ameriprise Financial. Through this collaboration, Ameriprise clients will receive specialized support from Rocket Mortgage's dedicated team of mortgage bankers, facilitated by referrals from Ameriprise's 10,000 advisors. Additionally, Ameriprise clients will benefit from a lender credit of $2,000 and preferred pricing.

•In September, Rocket Companies held its first-ever Investor Day in Detroit, where it unveiled the Rocket Superstack and set ambitious market share goals to double its purchase market share from 4% to 8% and expand refinance share from 12% to 20% by 2027. The Rocket Superstack consists of four layers: a powerful end-to-end ecosystem, unparalleled experiences, proprietary technology, and an iconic brand, all working in unison to achieve these goals.

•Rocket Companies announced leadership appointments in two newly created roles. Papanii Okai, former Chief Technology Officer at Venmo, has been named Executive Vice President of Product Engineering, where he will focus on creating AI-driven products to modernize the homeownership journey, building on Rocket’s existing AI tools. Additionally, Dan Sogorka has been appointed General Manager of Rocket Pro Third Party Origination (TPO), where he will be responsible for establishing the end-to-end vision and growth of Rocket’s wholesale partner channel.

Rocket Corporate Responsibility: For-More-Than-Profit

•In August, the Detroit Parks Coalition, Connect 313 and Detroit city leaders and community partners announced the completed installation of free public Wi-Fi at five City of Detroit parks to help bridge the digital divide. The program provides Wi-Fi access to 12,600 residents within a half-mile walking distance of Bradby, Chandler, Clark, McDuffy, and Palmer Parks. The project was made possible through $265,000 in grants from the Detroit Pistons Foundation, Rocket Community Fund and Knight Foundation. The Connect 313 Fund was launched at the Rocket Mortgage Classic PGA Tour event in 2020 as part of the tournament’s “Changing the Course” initiative.

•In October, the Rocket Community Fund partnered with Black Tech Saturdays to host the first-ever Detroit Digital Empowerment Summit. This three-day event was designed to help Detroit residents navigate the city’s rapidly evolving tech landscape. During the event, six nonprofit organizations received grants to deliver technology-based education and training to local residents.

Fourth Quarter 2024 Outlook2

In Q4 2024, we expect adjusted revenue between $1.05 billion to $1.2 billion.

2 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with the Rocket Mortgage app and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ in millions)

	Q3-24	Q3-23	YTD 24	YTD 23
	(Unaudited)		(Unaudited)
Sold loan volume	$14,006	$11,981	$36,087	$33,238
Sold loan gain on sale margin	4.10%	4.03%	4.16%	3.81%
Total revenue, net	$331	$984	$2,406	$2,505
Adjusted revenue	$1,007	$783	$2,789	$2,286
Contribution margin	$456	$304	$1,174	$771

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO ("third party origination"). Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3

($ in millions)

	Q3-24	Q3-23	YTD 24	YTD 23
	(Unaudited)		(Unaudited)
Sold loan volume	$12,405	$10,278	$31,470	$26,433
Sold loan gain on sale margin	1.47%	1.22%	1.53%	1.02%
Total revenue, net	$177	$118	$535	$329
Adjusted revenue	$177	$118	$535	$329
Contribution margin	$112	$58	$353	$138

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash was $3.0 billion as of September 30, 2024, which includes $1.2 billion of cash and cash equivalents, and $1.8 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $3.3 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $8.3 billion as of September 30, 2024.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	September 30, 2024	December 31, 2023
	(Unaudited)
Cash and cash equivalents	$1,228	$1,108
Mortgage servicing rights, at fair value	$6,811	$6,440
Funding facilities	$8,499	$3,367
Other financing facilities and debt	$4,144	$4,237
Total equity	$8,352	$8,302

Third Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on November 12, 2024 to discuss its results for the quarter ended September 30, 2024. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$506,688	$241,496	$1,396,128	$786,128
Fair value of originated MSRs	337,702	330,627	906,044	850,027
Gain on sale of loans, net	844,390	572,123	2,302,172	1,636,155
Loan servicing (loss) income
Servicing fee income	373,796	344,061	1,074,219	1,054,037
Change in fair value of MSRs	(878,311)	12,765	(934,744)	(343,137)
Loan servicing (loss) income, net	(504,515)	356,826	139,475	710,900
Interest income
Interest income	108,566	93,868	309,961	241,369
Interest expense on funding facilities	(101,820)	(67,059)	(234,556)	(161,683)
Interest income, net	6,746	26,809	75,405	79,686
Other income	300,327	247,410	814,334	678,722
Total revenue, net	646,948	1,203,168	3,331,386	3,105,463
Expenses
Salaries, commissions and team member benefits	607,526	589,584	1,702,042	1,772,498
General and administrative expenses	221,074	199,399	690,691	595,214
Marketing and advertising expenses	200,528	193,406	617,761	593,853
Depreciation and amortization	28,607	27,636	83,633	83,678
Interest and amortization expense on non-funding debt	38,620	38,354	115,349	115,021
Other expenses	47,912	37,164	128,817	105,191
Total expenses	1,144,267	1,085,543	3,338,293	3,265,455
(Loss) income before income taxes	(497,319)	117,625	(6,907)	(159,992)
Benefit from (provision for) income taxes	15,895	(2,680)	(5,878)	2,606
Net (loss) income	(481,424)	114,945	(12,785)	(157,386)
Net loss (income) attributable to non-controlling interest	459,413	(108,739)	8,284	152,507
Net (loss) income attributable to Rocket Companies	$(22,011)	$6,206	$(4,501)	$(4,879)

(Loss) earnings per share of Class A common stock
Basic	$(0.16)	$0.05	$(0.03)	$(0.04)
Diluted	$(0.19)	$0.04	$(0.03)	$(0.06)

Weighted average shares outstanding
Basic	141,763,221	129,390,501	139,475,981	126,971,718
Diluted	2,003,296,515	1,983,992,350	139,475,981	1,979,203,982

Condensed Consolidated Balance Sheets
($ In Thousands)

	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$1,228,234	$1,108,466
Restricted cash	20,363	28,366
Mortgage loans held for sale, at fair value	10,978,259	6,542,232
Interest rate lock commitments (“IRLCs”), at fair value	228,204	132,870
Mortgage servicing rights (“MSRs”), at fair value	6,810,667	6,439,787
Notes receivable and due from affiliates	15,226	19,530
Property and equipment, net	229,377	250,856
Deferred tax asset, net	535,776	550,149
Lease right of use assets	296,631	347,696
Forward commitments, at fair value	7,655	26,614
Loans subject to repurchase right from Ginnie Mae	2,283,017	1,533,387
Goodwill and intangible assets, net	1,233,954	1,236,765
Other assets	1,250,771	1,015,022
Total assets	$25,118,134	$19,231,740
Liabilities and equity
Liabilities:
Funding facilities	$8,499,043	$3,367,383
Other financing facilities and debt:
Senior Notes, net	4,037,557	4,033,448
Early buy out facility	106,863	203,208
Accounts payable	175,925	171,350
Lease liabilities	335,950	393,882
Forward commitments, at fair value	62,991	142,988
Investor reserves	99,080	92,389
Notes payable and due to affiliates	30,511	31,006
Tax receivable agreement liability	584,695	584,695
Loans subject to repurchase right from Ginnie Mae	2,283,017	1,533,387
Other liabilities	550,118	376,294
Total liabilities	$16,765,750	$10,930,030
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	373,362	340,532
Retained earnings	278,955	284,296
Accumulated other comprehensive income	60	52
Non-controlling interest	7,699,987	7,676,810
Total equity	8,352,384	8,301,710
Total liabilities and equity	$25,118,134	$19,231,740

Summary Segment Results for the Three and Nine Months Ended September 30, 2024 and 2023
($ in millions)
(Unaudited)

Three Months Ended September 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$331	$177	$508	$139	$647
Change in fair value of MSRs due to valuation assumptions, net of hedges	676	—	676	—	676
Adjusted revenue	$1,007	$177	$1,184	$139	$1,323
Less: Directly attributable expenses	551	65	616	85	701
Contribution margin (1)	$456	$112	$568	$53	$622

Three Months Ended September 30, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$984	$118	$1,103	$101	$1,203
Change in fair value of MSRs due to valuation assumptions, net of hedges	(201)	—	(201)	—	(201)
Adjusted revenue	$783	$118	$901	$101	$1,002
Less: Directly attributable expenses	479	60	539	96	635
Contribution margin (1)	$304	$58	$362	$5	$367

Nine Months Ended September 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,406	$535	$2,941	$390	$3,331
Change in fair value of MSRs due to valuation assumptions, net of hedges	383	—	383	—	383
Adjusted revenue	$2,789	$535	$3,324	$390	$3,714
Less: Directly attributable expenses	1,615	182	1,797	263	2,060
Contribution margin (1)	$1,174	$353	$1,527	$127	$1,654

Nine Months Ended September 30, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,505	$329	$2,834	$271	$3,105
Change in fair value of MSRs due to valuation assumptions, net of hedges	(220)	—	(220)	—	(220)
Adjusted revenue	$2,286	$329	$2,615	$271	$2,886
Less: Directly attributable expenses	1,514	191	1,706	242	1,948
Contribution margin (1)	$771	$138	$909	$29	$938

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as direct servicing costs and origination costs.

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Total revenue, net	$647	$1,203	$3,331	$3,105
Change in fair value of MSRs due to valuation assumptions, net of hedges (1)	676	(201)	383	(220)
Adjusted revenue	$1,323	$1,002	$3,714	$2,886

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income (Loss) Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income attributable to Rocket Companies	$(22)	$6	$(5)	$(5)
Net (loss) income impact from pro forma conversion of Class D common shares to Class A common shares (1)	(459)	109	(7)	(151)
Adjustment to the benefit from (provision for) income tax (2)	105	(26)	7	36
Tax-effected net (loss) income (2)	(376)	89	(5)	(120)
Share-based compensation expense (3)	40	39	110	142
Change in fair value of MSRs due to valuation assumptions, net of hedges (4)	676	(201)	383	(220)
Career transition program (5)	—	51	—	51
Tax impact of adjustments (6)	(175)	27	(120)	6
Other tax adjustments (7)	1	1	3	3
Adjusted net income (loss)	$166	$7	$371	$(137)

(1)    Reflects net (loss) income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of September 30, 2024 and 2023.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the benefit from (provision for) income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the (loss) income before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (benefit from) provision for income taxes. The effective income tax rate was 24.40% for the three and nine months ended September 30, 2024 and 24.29% for the three and nine months ended September 30, 2023, respectively.

(3)    The three and nine months ended September 30, 2023 amounts exclude the impact of the career transition program.

(4)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services and accelerated vesting of certain equity awards.

(6)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, the change in fair value of MSRs due to valuation assumptions and career transition program, at the effective tax rates for each quarter.

(7)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Diluted weighted average Class A Common shares outstanding	2,003,296,515	1,983,992,350	139,475,981	1,979,203,982
Assumed pro forma conversion of Class D shares (1)	—	—	1,848,879,483	—
Adjusted diluted weighted average shares outstanding	2,003,296,515	1,983,992,350	1,988,355,464	1,979,203,982

Adjusted net income (loss)	$166	$7	$371	$(137)
Adjusted diluted earnings (loss) per share	$0.08	$0.00	$0.19	$(0.07)

(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common stock to Class A common stock for the nine months ended September 30, 2024. For the three months ended September 30, 2024 and three and nine months ended September 30, 2023, Class D common shares were dilutive and are included in the Diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income	$(481)	$115	$(13)	$(157)
Interest and amortization expense on non-funding debt	39	38	115	115
(Benefit from) provision for income taxes	(16)	3	6	(3)
Depreciation and amortization	29	28	84	84
Share-based compensation expense (1)	40	39	110	142
Change in fair value of MSRs due to valuation assumptions, net of hedges (2)	676	(201)	383	(220)
Career transition program (3)	—	51	—	51
Adjusted EBITDA	$286	$73	$685	$12

(1)    The three and nine months ended September 30, 2023 amounts exclude the impact of the career transition program.

(2)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(3)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services and accelerated vesting of certain equity awards.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions, net of hedges. We define “Adjusted net income (loss)” as tax-effected net income (loss) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions, net of hedges, career transition program and the tax effects of those adjustments as applicable. We define “Adjusted diluted earnings (loss) per share” as Adjusted net income (loss) divided by the adjusted diluted weighted average shares outstanding which includes diluted weighted average Class A common stock and the assumed pro forma exchange and conversion of Class D common stock outstanding for the applicable period presented. We define “Adjusted EBITDA” as net income (loss) before interest and amortization expense on non-funding debt, (benefit from) provision for income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions, net of hedges and career transition program.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions, net of hedges, as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net (loss) income attributable to Rocket Companies or Net (loss) income. However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission ("SEC"). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Amrock Title and Settlement Services, Rocket Money and Rocket Loans.

With more than 65 million call logs each year, 10 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled homeownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 22 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcompanies.com
(313) 373-3035